Exhibit 10.32

10% PROMISSORY NOTE

$US 1,000,000	February 4, 2026

THIS IS A 10% PROMISSORY NOTE (this “Note”) of Cyabra Strategy Ltd, a private company organized in Israel with its principal office located at 13 Gershon Shatz, Tel Aviv 6997643 (the “Company”), which Note represents a duly authorized and validly issued debt of the Company.

FOR VALUE RECEIVED, the Company hereby promises to pay to the order of Alpha Capital Anstalt, a Liechtenstein anstalt (the “Holder”), or its registered assigns, the principal sum of $1,000,000 (the “Principal Amount”) and interest thereon at the rate of ten percent (10.00%) per annum. The Principal Amount and all accrued, but unpaid, interest shall be due and payable on the earlier of the date of consummation of the business combination between the Company and Trailblazer Merger Corporation I or February 18, 2026 (in either case, the “Maturity Date”), to the Holder.

The Company shall prepay this Note with 50% of all gross revenue of the Company or proceeds of any financing, net of any reseller or broker fees, within ten business days of receipt of any such funds, until this Note has been repaid in full.

2.	Events of Default.

(a) “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default in the payment of the principal of, or the interest on, this Note, as and when the same shall become due and payable;

(ii) Company shall fail to observe or perform any obligation or shall breach any term or provision of this Note and such failure or breach shall not have been remedied within five days after the date on which notice of such failure or breach shall have been delivered;

(iii) Company or any of its subsidiaries shall fail to observe or perform any of their respective obligations owed to Holder or any other covenant, agreement, representation or warranty contained in, or otherwise commit any breach hereunder or in any other agreement executed in connection herewith;

(iv) Company or any of its subsidiaries shall commence, or there shall be commenced against Company or any subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or Company or any subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Company or any subsidiary, or there is commenced against Company or any subsidiary any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or Company or any subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Company or any subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or Company or any subsidiary makes a general assignment for the benefit of creditors; or Company or any subsidiary shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or Company or any subsidiary shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or Company or any subsidiary shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by Company or any subsidiary for the purpose of effecting any of the foregoing;

(v) Company or any subsidiary shall default in any of its respective obligations under any other note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of Company or any subsidiary, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(vi) any member of Company’s management shall cease to be a member of Company’s senior management or shall cease to perform any of the material functions and duties currently performed by such person. For purposes hereof, “senior management” refers to the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operations Officer and any officer performing the customary function of such officers;

(b) If any Event of Default occurs, the full principal amount of this Note, together with all accrued interest thereon, shall become, at the Holder’s election, immediately due and payable in cash. Commencing 5 days after the occurrence of any Event of Default that results in the acceleration of this Note, the interest rate on this Note shall accrue at the rate of 18% per annum, or such lower maximum amount of interest permitted to be charged under applicable law. The Holder need not provide and Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

4. No Waiver of Holder’s Rights. All payments of principal and interest shall be made without setoff, deduction or counterclaim. No delay or failure on the part of the Holder in exercising any of its options, powers or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Holder of any of its options, powers or rights shall constitute a waiver of any other option, power or right. Company hereby waives presentment of payment, protest, and all notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. Acceptance by the Holder of less than the full amount due and payable hereunder shall in no way limit the right of the Holder to require full payment of all sums due and payable hereunder in accordance with the terms hereof.

5 Modifications. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

6. Cumulative Rights and Remedies; Usury. The rights and remedies of Holder expressed herein are cumulative and not exclusive of any rights and remedies otherwise available under this Note or applicable law (including at equity). The election of Holder to avail itself of any one or more remedies shall not be a bar to any other available remedies, which Company agrees Holder may take from time to time. If it shall be found that any interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall be reduced to the maximum permitted rate of interest under such law.

7. Collection Expenses. If Holder shall commence an action or proceeding to enforce this Note, then Company shall reimburse Holder for its costs of collection and reasonable attorneys fees incurred with the investigation, preparation and prosecution of such action or proceeding.

8. Severability. If any provision of this Note is declared by a court of competent jurisdiction to be in any way invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

9. Successors and Assigns. This Note shall be binding upon Company and its successors and shall inure to the benefit of the Holder and its successors and assigns. The term “Holder” as used herein, shall also include any endorsee, assignee or other holder of this Note.

10. Lost or Stolen Promissory Note. If this Note is lost, stolen, mutilated or otherwise destroyed, Company shall execute and deliver to the Holder a new promissory note containing the same terms, and in the same form, as this Note. In such event, Company may require the Holder to deliver to Company an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new promissory note.

11. Due Authorization. This Note has been duly authorized, executed and delivered by Company and is the legal obligation of Company, enforceable against Company in accordance with its terms. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by the Company, or the validity or enforceability of this Note other than such as have been met or obtained. The execution, delivery and performance of this Note and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto or the securities issuable upon conversion of this will not violate any provision of any existing law or regulation or any order or decree of any court, regulatory body or administrative agency or the memorandum of association or by-laws of the Company or any mortgage, indenture, contract or other agreement to which the Company is a party or by which the Company or any property or assets of the Company may be bound.

12. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each of Company and Holder agree that all legal proceedings concerning the interpretations, enforcement and defense of this Note shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each of Company and Holder hereby irrevocably submit to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder (including with respect to the enforcement of this Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each of Company and Holder hereby irrevocably waive personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to the other at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each of Company and Holder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.

13. Notice. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any conversion notice, shall be in writing and delivered personally, by email, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Company at the address set forth in the preamble or such other address or email number as the Company may specify for such purposes by notice to the Holder delivered in accordance with this paragraph. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to each Holder at the address of such Holder appearing on the books of the Company, or if no such address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission if delivered by hand or by email that has been confirmed as received by 5:00 P.M. on a business day, (ii) one business day after being sent by nationally recognized overnight courier or received by email after 5:00 P.M. on any day, or (iii) five business days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested.

The undersigned signs this Note as a maker and not as a surety or guarantor or in any other capacity.

CYABRA STRATEGY LTD.

By:	/s/ Yael Sandler
Name:	Yael Sandler
Title:	Chief Financial Officer

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